EXHIBIT 10.26

EXTENSION AGREEMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
between Gerald A. Morton (“Executive”) and
Pogo Producing Company, a Delaware corporation (“Company”),
dated effective February 1, 2002

WHEREAS, Executive and Company are parties to an “Executive Employment Agreement” bearing an original “Effective Date” of February 1, 1999; and

WHEREAS, February 1, 2002, (even date herewith) is hereby deemed to be the “Renewal Date” in that Executive Employment Agreement; and

WHEREAS, Executive and Company each wish to extend said Executive Employment Agreement for an additional one-year period so as to terminate (unless further extended) two years thereafter, (to-wit January 31, 2004); and

WHEREAS, Company desires to retain the services of Executive for the benefit of Company and its shareholders, and desires to induce Executive to remain in its employ for that extended time period; and

WHEREAS, Executive has agreed to continue to serve as an employee of Company for the period specified herein from and after the date of this Extension Agreement; and

WHEREAS, Company and Executive desire to enter into this Extension Agreement in order to formally secure for Company the benefit of the experience and abilities of Executive, and to set forth the agreements and understandings of Company and Executive; and

WHEREAS, Company has advised Executive that execution and performance of this Extension Agreement by Company has been duly authorized and approved by all requisite corporate action on the part of the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements herein contained, and in consideration of the sum of $10 paid by Company to Executive, receipt whereof is hereby acknowledged by Executive, Executive and Company do hereby agree as follows:

1.    The Executive Employment Agreement between Executive and Company bearing an “Effective Date” of February 1, 1999 and a “Renewal Date” which is deemed herein to be February 1, 2002, is hereby extended for an additional one-year period commencing February 1, 2003 and ending January 31, 2004, unless such employment period is hereafter further extended for an additional period by both Executive and Company.

2.    All provisions of the Executive Employment Agreement between Executive and Company dated as of February 1, 1999, and as it is herein amended, are continued in full force and effect without change as if the Executive Employment Agreement had been initially effective as of February 1, 2002.

POGO PRODUCING COMPANY

By:	/s/ JOHN O. MCCOY, JR.
John O. McCoy, Jr. Senior Vice President and Chief Administrative Officer

ATTEST:

/s/ JOEANN KINGDON
Assistant Corporate Secretary

EMPLOYEE:

/s/ GERALD A. MORTON
Gerald A. Morton Vice President—Law and Chief Regulatory Officer